Exhibit (11) under N-1A
                                                Exhibit 23 under 601/Reg SK



INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of Federated Municipal Opportunities Fund, Inc.:


We consent to the use in Post-Effective Amendment No. 16 to Registration Statement (No. 33-11410) of Federated Municipal Opportunities Fund, Inc. of our report dated October 11, 1996, appearing in the Prospectus, which is a part of such Regiestration Statement, and to the reference to us under the heading `Financial Highlights'' in such Prospectus.



By:DELOITTE & TOUCHE LLP
   Deloitte & Touche LLP

Pittsburgh,Pennsylvania
October 23, 1996